BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE FIRST QUARTER, DECLARES SECOND QUARTER DIVIDEND

New Canaan, CT – April 23, 2025 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $6.9 million, or $0.87 per share for the first quarter of 2025, versus $3.0 million, or $0.37 per share, for the fourth quarter of 2024. The Company's Board of Directors declared a $0.20 per share cash dividend, payable May 20, 2025 to shareholders of record on May 9, 2025.

Pre-tax, pre-provision net revenue (PPNR) of $9.4 million, or $1.22 per share, increased 10.7% relative to the fourth quarter of 2024 of $8.5 million, or $1.11 per share.
Discussion of Outlook; Bankwell Financial Group Chief Executive Officer, Christopher R. Gruseke:

"We are happy to announce our first quarter financial results which are consistent with previously announced guidance. Net Interest Margin continues to expand and will continue to do so without further rate cuts by the Federal Reserve. Our SBA business has begun to make a growing contribution with gain-on-sale income expected to build over the course of the year. Asset quality improved materially with the successful resolution of two non-performing credits, bringing our non-performing asset ratio down to 83 basis points.

In early April we welcomed two new deposit teams, enabling our expansion into the New York City metro market. We will selectively look to take advantage of market disruptions to add talented professionals to the team.

We are operating in a time of unseen macroeconomic volatility, however, at this time we are reaffirming our financial guidance provided alongside fourth quarter earnings."

Key Points for First Quarter and Bankwell’s Outlook

NIM Expansion on Improved Deposit Costs
•Reported net interest margin was 2.81%, up 21 basis points from the fourth quarter of 2024. While 9 basis points improvement is attributable to non-recurring items, reduced deposit costs contributed meaningfully to linked-quarter expansion.
•First quarter cost of deposits of 3.60% down 12 basis points to linked quarter, with a March 2025 rate of 3.52%. The primary driver of the improvement was the repricing of time deposits, with additional benefit realized from modest reductions in non-maturity deposit rates.
•Brokered deposits declined $80.6 million in the first quarter of 2025, with core deposits up $43.4 million, including $27.7 million growth in non-interest bearing deposits.

Credit Improvement Given Nonperforming Assets Dispositions.
•During the first quarter of 2025, the Company sold a $27.1 million multifamily commercial real estate loan on nonperforming status at par value.
•During the first quarter of 2025, the Company sold a property that it had acquired during the fourth quarter of 2024 and held as an Other Real Estate Owned (“OREO”) asset. The OREO asset had previously secured a non-performing construction loan. The Company received net proceeds from the sale of such OREO in the amount of $8.3 million.
•As of March 31, 2025, nonperforming assets as a percentage of total assets improved to 0.83% compared to 1.88% as of December 31, 2024.

Showing Progress on Several Strategic Initiatives.
•Gains on sale of SBA loans were $442 thousand for the quarter ended March 31, 2025, which represented an average sale price of 110%. The SBA Lending division originated $10 million during the quarter ended March 31, 2025 and continues with positive origination momentum into the second quarter.
•In April, the Company expanded its deposit-gathering capabilities by hiring two deposit teams in the New York City metropolitan area, totaling 7 FTEs. We will balance expansion with continued attention to platform efficiency, and our talent pipeline remains robust.

First Quarter 2025 Financial Highlights and Key Performance Indicators (KPIs):

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Return on average assets(1)(6)	0.86%	0.37%	0.24%	0.14%	0.47%
Pre-tax, pre-provision net revenue return on average assets(1)(6)	1.18%	1.05%	1.13%	1.22%	1.10%
Return on average shareholders' equity(1)(6)	10.16%	4.35%	2.83%	1.65%	5.59%
Net interest margin(1)(6)	2.81%	2.60%	2.72%	2.75%	2.71%
Efficiency Ratio(1)(3)	59.9%	56.4%	58.8%	55.9%	60.3%
Noninterest expense to average assets(1)(6)	1.76%	1.56%	1.62%	1.55%	1.66%
Net loan charge-offs as a percentage of average loans(1)(6)	0.00%	0.11%	0.56%	0.01%	0.11%
Dividend payout(1)(4)	22.99%	54.05%	82.30%	142.86%	41.67%
Fully diluted tangible book value per common share(1)(2)	$34.56	$34.09	$33.76	$33.61	$33.57
Total capital to risk-weighted assets(1)(5)	13.22%	12.70%	12.83%	12.98%	12.63%
Total common equity tier 1 capital to risk-weighted assets(1)(5)	12.11%	11.64%	11.80%	11.73%	11.60%
Tier I Capital to Average Assets(1)(5)	10.13%	10.09%	10.24%	10.17%	10.09%
Tangible common equity to tangible assets(1)(2)	8.57%	8.20%	8.40%	8.42%	8.42%
Earnings per common share - diluted	$0.87	$0.37	$0.24	$0.14	$0.48
Common shares issued and outstanding	7,888,013	7,859,873	7,858,573	7,866,499	7,908,180
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

(2)    Refer to the "Reconciliation of GAAP to Non-GAAP Measures" section of this document for additional detail.

(3)    Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(4)    The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

(5)    Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

(6)    Return on average assets is calculated by dividing annualized net income by average assets. Pre-tax, pre-provision net revenue return on average is calculated by dividing PPNR (using the "Pre-Tax, Pre-Provision Net Revenue (PPNR)) section of this document by average assets. Return on average shareholders' equity is calculated by dividing annualized net income by average shareholders' equity. Net interest margin is calculated by dividing average annualized net interest income by average total earning assets. Noninterest expense to average assets is calculated by dividing annualized noninterest expense by average total assets. Net loan charge-offs as a percentage of average loans is calculated by dividing net loan (charge offs) recoveries by average total loans.

Pre-Tax, Pre-Provision Net Revenue(1) ("PPNR")

PPNR for the first quarter ended March 31, 2025 was $9.4 million, an increase of 10.7% from $8.5 million recognized for the fourth quarter ended December 31, 2024.

	For the Quarter Ended
(Dollars in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net interest income	$22,066	$20,199	$20,717	$21,219	$21,147
Total noninterest income	1,505	964	1,156	683	915
Total revenues	23,571	21,163	21,873	21,902	22,062
Total noninterest expense	14,141	12,644	12,865	12,245	13,297
PPNR	$9,430	$8,519	$9,008	$9,657	$8,765
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

•Revenues (net interest income plus noninterest income) for the quarter ended March 31, 2025 were $23.6 million, versus $22.1 million for the quarter ended December 31, 2024. The increase in revenues for the quarter ended March 31, 2025 was mainly attributable to improved funding costs as well as past due interest collected from the disposition of the $27.1 million multifamily commercial real estate nonperforming loan. Additional favorability for the quarter ended March 31, 2025 attributed to growth in gains on sale of SBA loans, which yielded an approximate 10% premium, on average.

•The net interest margin (fully taxable equivalent basis) for the quarters ended March 31, 2025 and December 31, 2024 was 2.81% and 2.60%, respectively. The increase in the net interest margin was mainly due to improved funding costs as well as past due interest collected from the disposition of the $27.1 million multifamily commercial real estate nonperforming loan.

•Total non-interest expense of $14.1 million increased 11.8% compared to the fourth quarter which was mainly driven by increase in salaries and employee benefits partially offset by reduced OREO expenses.
Allowance for Credit Losses - Loans ("ACL-Loans")

The ACL-Loans was $29.5 million as of March 31, 2025 compared to $29.0 million as of December 31, 2024. The ACL-Loans as a percentage of total loans was 1.11% as of March 31, 2025 compared to 1.07% as of December 31, 2024.

Provision for credit losses was $0.5 million for the quarter ended March 31, 2025. Total nonperforming loans decreased $26.9 million to $26.4 million as of March 31, 2025 when compared to the previous quarter. The decrease in nonperforming loans was mainly due to the sale of a $27.1 million multifamily commercial real estate loan in the first quarter of 2025. Nonperforming assets as a percentage of total assets decreased to 0.83% at March 31, 2025 from 1.88% at December 31, 2024.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
ACL-Loans:
Balance at beginning of period	$29,007	$27,752	$36,083	$27,991	$27,946
Charge-offs:
Residential real estate	—	—	—	(9)	(132)
Commercial real estate	(67)	(1,100)	(8,184)	(522)	(3,306)
Commercial business	—	(703)	(7,010)	—	(197)
Consumer	(33)	(5)	(17)	(12)	(49)
Construction	—	(1,155)	(616)	—	—
Total charge-offs	(100)	(2,963)	(15,827)	(543)	(3,684)
Recoveries:
Residential real estate	—	—	—	141	—
Commercial real estate	—	—	1,013	113	—
Commercial business	4	4	(34)	—	27
Consumer	36	5	1	13	4
Construction	—	—	—	—	—
Total recoveries	40	9	980	267	31
Net loan (charge-offs) recoveries	(60)	(2,954)	(14,847)	(276)	(3,653)
Provision (credit) for credit losses - loans	538	4,209	6,516	8,368	3,698
Balance at end of period	$29,485	$29,007	$27,752	$36,083	$27,991

	As of
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Asset quality:
Nonaccrual loans
Residential real estate	$811	$791	$1,316	$1,339	$1,237
Commercial real estate	17,946	44,814	46,360	28,088	19,083
Commercial business	7,626	7,672	9,101	17,396	16,841
Construction	—	—	8,766	9,382	9,382
Consumer	—	—	—	—	—
Total nonaccrual loans	26,383	53,277	65,543	56,205	46,543
Other real estate owned	—	8,299	—	—	—
Total nonperforming assets	$26,383	$61,576	$65,543	$56,205	$46,543

Nonperforming loans as a % of total loans	1.00%	1.97%	2.42%	2.12%	1.74%
Nonperforming assets as a % of total assets	0.83%	1.88%	2.07%	1.79%	1.48%
ACL-loans as a % of total loans	1.11%	1.07%	1.07%	1.36%	1.04%
ACL-loans as a % of nonperforming loans	111.76%	54.44%	44.26%	64.20%	60.14%
Total past due loans to total loans	1.08%	1.63%	2.40%	0.84%	1.44%

Financial Condition & Capital
Assets totaled $3.2 billion at March 31, 2025, a decrease of $84.6 million, or 2.6% compared to December 31, 2024. Gross loans totaled $2.6 billion at March 31, 2025, a decrease of $61.0 million, or 2.3% compared to December 31, 2024. Deposits totaled $2.8 billion at March 31, 2025, a decrease of $37.1 million, or 1.3% compared to December 31, 2024. Brokered deposits have decreased $80.6 million or 11.4%, when compared to December 31, 2024.

Period End Loan Composition	March 31, 2025	December 31, 2024	March 31, 2024	Current QTD % Change	Year over Year % Change
Residential Real Estate	$40,089	$42,766	$49,098	(6.3)%	(18.3)%
Commercial Real Estate(1)	1,810,923	1,899,134	1,927,636	(4.6)	(6.1)
Construction	188,339	173,555	151,967	8.5	23.9
Total Real Estate Loans	2,039,351	2,115,455	2,128,701	(3.6)	(4.2)
Commercial Business	529,000	515,125	508,912	2.7	3.9
Consumer	76,553	75,308	41,946	1.7	82.5
Total Loans	$2,644,904	$2,705,888	$2,679,559	(2.3)%	(1.3)%
(1) Includes owner occupied commercial real estate of $0.7 billion at March 31, 2025, December 31, 2024, and March 31, 2024, respectively.

Period End Deposit Composition	March 31, 2025	December 31, 2024	March 31, 2024	Current QTD % Change	Year over Year % Change
Noninterest bearing demand	$349,525	$321,875	$376,248	8.6%	(7.1)%
NOW	112,695	105,090	95,227	7.2	18.3
Money Market	900,352	899,413	818,408	0.1	10.0
Savings	91,378	90,220	92,188	1.3	(0.9)
Time	1,296,495	1,370,972	1,291,451	(5.4)	0.4
Total Deposits	$2,750,445	$2,787,570	$2,673,522	(1.3)%	2.9%
Shareholders’ equity totaled $275.2 million as of March 31, 2025, an increase of $4.7 million compared to December 31, 2024, primarily a result of net income of $6.9 million for the year ended March 31, 2025. The increase was partially offset by dividends paid of $1.6 million and share repurchases of $0.9 million.
As of March 31, 2025, the Bank's regulatory capital ratios were all above 'well capitalized' values, with total risk-based capital, common-equity tier 1 capital and leverage ratios at 13.22%, 12.11%, and 10.13%, respectively. The Company repurchased 29,924 shares at a weighted average price of $30.46 per share during the quarter ended March 31, 2025.

We recommend reading this earnings release in conjunction with the First Quarter 2025 Investor Presentation, located at https://investor.mybankwell.com/events-and-presentations/ and included as an exhibit to our April 23, 2025 Current Report on Form 8-K.
Conference Call
Bankwell will host a conference call to discuss the Company’s financial results and business outlook on April 24, 2025, at 10:00 a.m. E.T. The call will be accessible by telephone and webcast using https://investor.mybankwell.com/events-and-presentations/. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event.

About Bankwell Financial Group

Bankwell Financial Group, Inc. is the holding company for Bankwell Bank ("Bankwell"), a full-service commercial bank headquartered in New Canaan, CT. Bankwell offers its customers unmatched accessibility, expertise, and responsiveness through a range of commercial financing products including working capital lines of credit, SBA loans, acquisition loans, and commercial mortgages as well as treasury management and deposit services.
For more information about this press release, interested parties may contact Christopher R. Gruseke, Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166 or at ir@mybankwell.com.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, operating revenue, efficiency ratio, noninterest expense to average assets, average tangible common equity, annualized return on average tangible common equity, return on average assets, return on average shareholders' equity, pre-tax, pre-provision net revenue, net interest margin, net loan charge-offs as a percentage of average loans, pre-tax, pre-provision net revenue on average assets, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
ASSETS
Cash and due from banks	$292,006	$293,552	$275,829	$234,277	$245,043
Federal funds sold	12,922	13,972	15,508	17,103	2,584
Cash and cash equivalents	304,928	307,524	291,337	251,380	247,627

Investment securities
Marketable equity securities, at fair value	2,164	2,118	2,148	2,079	2,069
Available for sale investment securities, at fair value	97,321	107,428	108,866	107,635	108,417
Held to maturity investment securities, at amortized cost	36,478	36,553	34,886	28,286	15,739
Total investment securities	135,963	146,099	145,900	138,000	126,225
Loans receivable (net of ACL-Loans of $29,485, $29,007, $27,752, $36,083, and $27,991 at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively)	2,611,495	2,672,959	2,591,551	2,616,691	2,646,686
Accrued interest receivable	15,409	14,535	14,714	14,675	15,104
Federal Home Loan Bank stock, at cost	3,583	5,655	5,655	5,655	5,655
Premises and equipment, net	22,978	23,856	24,780	25,599	26,161
Bank-owned life insurance	53,136	52,791	52,443	52,097	51,764
Goodwill	2,589	2,589	2,589	2,589	2,589
Deferred income taxes, net	9,551	9,742	9,300	11,345	9,137
Other real estate owned	—	8,299	—	—	—
Other assets	24,261	24,427	22,811	23,623	24,326
Total assets	$3,183,893	$3,268,476	$3,161,080	$3,141,654	$3,155,274

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$349,525	$321,875	$295,552	$328,475	$376,248
Interest bearing deposits	2,400,920	2,465,695	2,392,619	2,333,900	2,297,274
Total deposits	2,750,445	2,787,570	2,688,171	2,662,375	2,673,522

Advances from the Federal Home Loan Bank	40,000	90,000	90,000	90,000	90,000
Subordinated debentures	69,513	69,451	69,389	69,328	69,266
Accrued expenses and other liabilities	48,721	50,935	45,594	52,975	54,454
Total liabilities	2,908,679	2,997,956	2,893,154	2,874,678	2,887,242

Shareholders’ equity
Common stock, no par value	118,439	119,108	118,429	118,037	118,401
Retained earnings	157,971	152,656	151,257	150,895	151,350
Accumulated other comprehensive (loss)	(1,196)	(1,244)	(1,760)	(1,956)	(1,719)
Total shareholders’ equity	275,214	270,520	267,926	266,976	268,032

Total liabilities and shareholders’ equity	$3,183,893	$3,268,476	$3,161,080	$3,141,654	$3,155,274

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Interest and dividend income
Interest and fees on loans	$43,475	$42,851	$43,596	$43,060	$43,325
Interest and dividends on securities	1,445	1,482	1,390	1,190	1,130
Interest on cash and cash equivalents	3,557	3,510	3,205	3,429	3,826
Total interest and dividend income	48,477	47,843	48,191	47,679	48,281
Interest expense
Interest expense on deposits	24,772	25,640	25,579	24,677	25,362
Interest expense on borrowings	1,639	2,004	1,895	1,783	1,772
Total interest expense	26,411	27,644	27,474	26,460	27,134

Net interest income	22,066	20,199	20,717	21,219	21,147
Provision (credit) for credit losses	463	4,458	6,296	8,183	3,683
Net interest income after provision (credit) for credit losses	21,603	15,741	14,421	13,036	17,464
Noninterest income
Bank owned life insurance	344	348	346	333	329
Service charges and fees	602	589	575	495	304
Gains and fees from sales of loans	442	24	133	45	321
Other	117	3	102	(190)	(39)
Total noninterest income	1,505	964	1,156	683	915
Noninterest expense
Salaries and employee benefits	7,052	5,056	6,223	6,176	6,291
Occupancy and equipment	2,575	2,600	2,334	2,238	2,322
Professional services	1,529	1,286	1,142	989	1,065
Data processing	885	905	851	755	740
Director fees	348	342	292	306	900
FDIC insurance	779	862	853	705	930
Marketing	142	175	73	90	114
Other	831	1,418	1,097	986	935
Total noninterest expense	14,141	12,644	12,865	12,245	13,297
Income before income tax expense	8,967	4,061	2,712	1,474	5,082
Income tax expense	2,079	1,098	786	356	1,319
Net income	$6,888	$2,963	$1,926	$1,118	$3,763
Earnings Per Common Share:
Basic	$0.88	$0.37	$0.24	$0.14	$0.48
Diluted	$0.87	$0.37	$0.24	$0.14	$0.48
Weighted Average Common Shares Outstanding:
Basic	7,670,224	7,713,970	7,715,040	7,747,675	7,663,521
Diluted	7,740,521	7,727,412	7,720,895	7,723,888	7,687,679
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total Equity	$275,214	$270,520	$267,926	$266,976	$268,032
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Common Equity	$272,625	$267,931	$265,337	$264,387	$265,443

Total Assets	$3,183,893	$3,268,476	$3,161,080	$3,141,654	$3,155,274
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Assets	$3,181,304	$3,265,887	$3,158,491	$3,139,065	$3,152,685

Tangible Common Equity to Tangible Assets	8.57%	8.20%	8.40%	8.42%	8.42%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total shareholders' equity	$275,214	$270,520	$267,926	$266,976	$268,032
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$275,214	$270,520	$267,926	$266,976	$268,032
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible common shareholders' equity	$272,625	$267,931	$265,337	$264,387	$265,443

Common shares issued and outstanding	7,888,013	7,859,873	7,858,573	7,866,499	7,908,180

Fully Diluted Tangible Book Value per Common Share	$34.56	$34.09	$33.76	$33.61	$33.57

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands, except share data)

	For the Three Months Ended March 31,
	2025	2024
	(In thousands, except per share data)
Net income	$6,888	$3,763
Dividends to participating securities(1)	(26)	(40)
Undistributed earnings allocated to participating securities(1)	(111)	(66)
Net income for earnings per share calculation	6,751	3,657

Weighted average shares outstanding, basic	7,670,224	7,663,521
Effect of dilutive equity-based awards(2)	70,297	24,158
Weighted average shares outstanding, diluted	7,740,521	7,687,679
Net earnings per common share:
Basic earnings per common share	$0.88	$0.48
Diluted earnings per common share	$0.87	$0.48
(1) Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2) Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2025			March 31, 2024
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$349,235	$3,557	4.13%	$292,662	$3,826	5.26%
Securities(1)	150,650	1,477	3.92	134,737	1,060	3.15
Loans:
Commercial real estate	1,848,208	28,285	6.12	1,922,413	28,643	5.89
Residential real estate	41,585	633	6.09	50,213	718	5.72
Construction	178,878	3,468	7.76	161,047	2,973	7.30
Commercial business	508,417	10,007	7.87	517,102	10,284	7.87
Consumer	81,483	1,082	5.38	39,964	707	7.12
Total loans	2,658,571	43,475	6.54	2,690,739	43,325	6.37
Federal Home Loan Bank stock	4,596	110	9.71	5,702	121	8.51
Total earning assets	3,163,052	$48,619	6.15%	3,123,840	$48,332	6.12%
Other assets	89,743			90,905
Total assets	$3,252,795			$3,214,745

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$99,487	$110	0.45%	$91,674	$39	0.17%
Money market	893,361	8,521	3.87	883,851	9,146	4.16
Savings	88,167	658	3.03	92,972	714	3.09
Time	1,378,468	15,484	4.56	1,317,069	15,463	4.72
Total interest bearing deposits	2,459,483	24,773	4.08	2,385,566	25,362	4.28
Borrowed Money	133,917	1,639	4.96	159,226	1,772	4.48
Total interest bearing liabilities	2,593,400	$26,412	4.13%	2,544,792	$27,134	4.29%
Noninterest bearing deposits	333,796			337,020
Other liabilities	50,555			62,356
Total liabilities	2,977,751			2,944,168
Shareholders' equity	275,044			270,577
Total liabilities and shareholders' equity	$3,252,795			$3,214,745
Net interest income(2)		$22,207			$21,198
Interest rate spread			2.02%			1.83%
Net interest margin(3)			2.81%			2.71%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $141 thousand and $51 thousand for the quarters ended March 31, 2025 and 2024, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.